STATE OF SOUTH CAROLINA                                  REC'D PAYMENT
                         ASSIGNMENT OF LEASES            PER CLERK
COUNTY OF CHARLESTON     AND GUARANTIES                  RMC OFFICE
                                                         CHARLESTON COUNTY, SC

Assignor:  James W. Miller ("Assignor")
           Family Practice Specialists
           1447 Johnston Willis Drive
           Richmond, Virginia 23235

Lender:    Envirometrics, Inc. ("Lender")
           9229 University Boulevard
           Charleston, SC 29481

     THIS ASSIGNMENT OF LEASES AND GUARANTIES (this "Assignment") is made and entered into to be effective as of the 19th day of December, 1996, by Assignor to Lender pursuant to the terms of that certain Promissory Note, dated as of even date herewith, between Lender and Assignor regarding a loan in the original principal amount of up to $230,000. Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in said Note (with all references to any Note or other Loan Document to include all amendments, extensions, renewals, restatements and replacements of the same).

                             PRELIMINARY STATEMENT:

     Assignor is the owner of certain land more particularly described on Exhibit A attached hereto and incorporated herein by reference, improvements constructed thereon (or to be constructed thereon) and personal property located thereon (or to be located thereon) and used in connection therewith (collectively the land, improvements and personal property are referred to as the "Premises").

     NOW, THEREFORE, for valuable consideration (the receipt of which is hereby acknowledged), to induce Lender to enter into and perform its obligations under the Note, and to secure payment and performance of all obligations (collectively, the "Obligations") of Obligors arising out of or related to (i) the Note, that certain Mortgage and Security Agreement dated as of even date herewith securing the Premises ("Mortgage"), and all other Loan Documents; and
(ii) all future obligations, including future advances made by Lender, related to subsection (i), Assignor does hereby immediately and absolutely sell, assign, transfer, and set over unto Lender, its successors and assigns, the rights, interests and privileges which Assignor as lessor has and may have in any and all leases now existing or hereafter made and affecting the Premises as such leases may have been or may from time to time hereafter be modified, extended, renewed or replaced (individually, a "Lease' and collectively, the "Leases"), and all guaranties of such leases (individually, a "Guaranty" and collectively, the "Guaranties") together with all rents, issues, income and profits, and proceeds due and becoming due from the Leases and Guaranties.

     Assignor further warrants, covenants and agrees with Lender as follows:

     1. Application of Rents by Assignor. So long as there shall exist no Event of Default, Assignor shall have the right under a license granted hereby (but limited as provided in the following section) to collect, but not more than two months prior to accrual, all rents, arising from or out of the Leases, or from or out of the Premises or any part thereof, and Assignor shall receive such rents, as a trust fund to be applied, and Assignor hereby covenants to so apply the rents, (i) the payment of taxes and assessments upon the Premises before penalty or interest are due thereon, (ii) the cost of such insurance and of such maintenance and repairs as is required by the terms of the Loan Documents, (iii) the cost of utilities and all other expenses reasonably incurred related to the ownership, operation and maintenance of the Premises and (iv) the payment of interest and principal and other amounts becoming due on the Loan, before using any part of the rents for any other purposes.

    2. Collection of Rents by Lender. In furtherance of this Assignment, Assignor hereby authorizes Lender, by its employees or agents, at its option, after the occurrence of an Event of Default to (i) terminate the license granted in this Assignment to Assignor to collect rents, income, issues and profits from the Premises, (ii) enter upon the Premises, and (iii) collect, in the name of Assignor or in its own name, as assignee, the rents accrued but unpaid and in arrears at the date of an Event of Default as well as the rents thereafter accruing and becoming payable during the period of the continuance of an Event of Default or any other Event of Default; and to this end, Assignor further agrees that it will facilitate in all reasonable ways Lender's collection of any rents, and will, upon request by Lender, execute a written notice in the form acceptable to Lender to each tenant directing the tenant to pay rent to Lender. In any event, presentment of a photostatic copy of this Assignment to any tenant shall be conclusive evidence of Lender's authority to thereafter collect all rents and other sums due under the Leases and all tenants shall be entitled to rely upon the same in making all such payments to Lender. Acceptance of this Assignment and the collection of rents or the payments under the Leases shall not constitute a waiver of any rights of Lender under the terms of the Loan Documents.

     3. Lender's Entry Upon Premises. Upon any entry unto the Premises by Lender, Lender shall be authorized, but not obligated, to (ii) take over and assume the control, care, management, operation, repair and maintenance of the Premises; (ii) perform such other acts as Lender in its discretion may deem proper; and (iii) expend such sums out of the income of the Premises as may be needful in connection with the Premises in the same manner, to the same extent as Assignor (including the right to effect new Leases, to cancel or surrender existing Leases, to evict tenants, to bring or defend any suits in connection with the possession of any portion of the Premises in Lender's own name or in the name of Assignor, to alter or to amend the terms of existing Leases, to renew existing Leases, and to make concessions to the tenants. Assignor releases all claims against Lender arising out of such management, operation, repair and maintenance, except claims arising from the gross negligence or willful misconduct of Lender.

     4. Collection under the Guaranties by Lender. In furtherance of this Assignment, Assignor hereby authorizes Lender, at its option, after the occurrence of an Event of Default to pursue any and all actions which are available to Assignor at law, in equity, or in contract under the Guaranties.

     5. Indemnity. Lender shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Assignor under any of the Leases or the Guaranties, and Assignor hereby agrees to indemnify Lender for, and to hold Lender harmless from, any liability arising from any of the Leases, Guaranties, or from this Assignment, and this Assignment shall not place responsibility for the conduct, care, management, or repair of the Premises upon Lender, or make Lender responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Premises resulting in loss or injury or death to any tenant, licensee, employee or stranger.

     6. Covenants and Representations of Assignor. Assignor covenants and represents that (i) except as otherwise set forth in this Assignment, Assignor has full right and title to assign to Lender the Leases, Guaranties, and the rents, income and profits due or to become due under the Leases; (ii) no prior assignment of any interest has been made; (iii) true and correct copies of all Leases presently in existence, together with all modifications and side agreements related thereto, have been provided to Lender and there are no existing defaults under the provisions of ,the Leases or Guaranties; (iv) Assignor will promptly perform all obligations imposed upon Assignor as landlord in the Leases and otherwise keep the Leases in full force and effect; and (v) without the prior written consent of Lender, Assignor will not cancel, surrender or terminate any of the Leases or Guaranties or change, alter, or modify any of the Leases or Guaranties, or require or accept prepayment of more than two months' rent, or allow premature termination of any of the Leases, Guaranties, or execute any other assignment of Assignor's interest in any of the Leases, rents, income or profits from the Premises.

     7. Application of Rents by Lender. Lender shall, after payment of such charges and expenses as Lender may, in its sole discretion, elect to pay, including reasonable compensation to such managing agent as Lender may select and employ, and after the accumulation of a reserve to meet taxes, assessments, water rents, fire and liability insurance and maintenance and replacement expenses in requisite amounts, credit the net amount of income received by Lender from the Premises by virtue of this Assignment, to any amount due and owing to Lender by Assignor under the terms of the Loan Documents, but the manner of the application of such net income and what items shall be credited shall be determined in the sole discretion of Lender. Lender shall not be accountable for more moneys than it actually receives from the Premises, nor shall Lender be liable for failure to collect rents. Lender shall make reasonable effort to collect rents, reserving, however, within Lender's own discretion, the right to determine the method of collection and the extent to which enforcement of collection of delinquent rents shall be prosecuted.

     8. Reinstatement of License; Possession. In the event that Assignor shall reinstate the Loan completely after an Event of Default, having complied with all the terms, covenants and conditions of the Loan Documents and any other requirements of Lender, then the license granted under Section 1 shall be reinstated at the option of Lender, and Lender, if the license is reinstated, shall redeliver possession of the Premises to Assignor, who shall remain in possession unless and until another Event of Default occurs, at which time the license shall terminate and Lender may at its option again take possession of the Premises in accordance with this Assignment.

     9. Mortgagee in Possession. It is not the intention of the parties hereto that an entry by Lender upon the Premises under the terms of this Assignment shall constitute Lender a "mortgagee in possession" in contemplation of law, except at the option of Lender.

     10. Duration of Assignment. This Assignment shall remain in full force and effect as long as the Loan or any other sums due and owing under the Loan Documents remain unpaid in whole or in part. It is understood and agreed that a full and complete cancellation of record of the Mortgage Instrument shall operate as a full and complete release of all Lender's rights and interest hereunder, and that after the Mortgage Instrument has been so canceled, this Assignment shall be void and of no further effect.

     11. Subordination. Lender, for itself and its successors and assigns, agrees and does hereby now and forever subordinate and postpone this Assignment in favor of the lien created by the assignment of leases made in favor of Beard Development Corporation ("BDC"), and its successors and assigns, from Assignor ("BDC Assignment") executed by Assignor in favor of BDC and recorded in the RMC's office in the county in which the Land is situate immediately prior to the recording of this Assignment. The BDC Assignment secures a loan in the original principal amount of $625,000.00 dated as of even date herewith, and Lender consents and agrees that the BDC Assignment shall have priority and precedence over this Assignment until the BDC Loan is satisfied in full.

     IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed under seal as of the day and year first above written.

                                        ASSIGNOR-.
Signed, sealed and delivered in
                of:                  (SEAL)
Name: James W.Miller


(SEAL)




STATE OF   VIRGINIA

                                                  PROBATE
COUNTY OF   CHESTERFIELD

     PERSONALLY appeared before me the undersigned witness, who, after first being duly sworn, deposes and says that (s)he saw the within-named James W. Miller, sign, seal and, as his act and deed, deliver the within-written Assignment of Leases and Guaranties for the uses and purposes therein mentioned and that (s)he together with the other witness whose signature appears above, witnessed the execution thereof.



                                                  WITNESS

SWORN and subscribed to before me
                day of                 1996.

                                                   (L.S.)

My commission expires:


                                    EXHIBIT A
                                LEGAL DESCRIPTION


All that certain unit, known as Unit F-2, situate, lying and being in Trident Executive Village Horizontal property Regime as shown on the Declaration (Master
Deed), dated October 20, 1986, establishing the Trident Executive Village Horizontal Property Regime, recorded in Deed Book R-158, at Page 497, in the office of the Register of Mesne Conveyances for Charleston County, South Carolina; and Expansion Amendment recorded in Deed Book J-160, at Page 727; and Expansion Amendment recorded in Book 0-166, at Page 159; and Subdivision Amendment recorded in Book N-168, at Page 299; and Subdivision Amendment dated October 12, 1987, and recorded in Book 0-169, at Page 586.